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                                  GUARANTY AGREEMENT

     THIS GUARANTY AGREEMENT (this 'Guaranty'), dated as of April 22, 1997, is by and between Pillowtex Corporation, a Texas corporation ('Guarantor'), and
[     ] ('Employee').

                                       RECITALS

     WHEREAS, Pillowtex Management Services Company, a Delaware business trust ('Management'), and Employee entered into that certain Employment Agreement dated as of April 22, 1997 (the 'Employment Agreement'); and

     WHEREAS, in order to induce Employee to enter into the Employment Agreement, Guarantor has agreed to make and deliver this Guaranty to secure the payment and performance of all obligations of Management under the Employment Agreement.

                                      AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

     1. Guarantor hereby primarily, unconditionally and absolutely guarantees to Employee that Management (i) shall fully and punctually pay, as and when due, all amounts required to be paid under the Employment Agreement, and (ii) shall fully and punctually comply with and perform all of the other terms, covenants and conditions to be complied with or performed by Management under the Employment Agreement;

     2. If Management fails or refuses to timely pay any amounts when due under the Employment Agreement or fails to comply with or perform any or all of the other terms, covenants and conditions of the agreement, then Guarantor (i) shall fully and punctually pay all of the amounts which Management owes Employee and refuses to pay and shall comply with and perform the other terms, covenants and conditions which Management has refused or failed to comply with or perform and Employee's reasonable attorneys' fees and all court costs incurred by Employee in enforcing or protecting any of Employee's rights, remedies or recourse hereunder, or under the agreement, and (ii) shall reimburse Employee for all damages actually suffered by Employee as a result of Management's failure to perform any terms, covenants and conditions of the agreement, all without cost or expense to Employee;

     3. The liability of the Guarantor for the payment or performance, when due, of its obligations under this Guaranty shall be primary and not secondary;

     4. Guarantor waives any and all legal requirements that Employee institute any action or proceeding, at law or in equity, or exhaust its rights, remedies and recourse against Management or anyone else with respect to the Employment Agreement, as a condition precedent to bringing an action upon this Guaranty. Employee may simultaneously maintain an action upon this Guaranty and an action or proceeding against Management upon the agreement. Guarantor further waives any requirements that Employee demand payment or performance from or seek payment or performance by Management or any other party of the amounts owing to Employee or the provisions of the agreement to be performed by Management as a condition precedent to bringing any action against the Guarantor upon this Guaranty, it being agreed that a failure by Management to pay any amount or to perform any obligation herein guaranteed shall, without further act, make Guarantor liable as herein set forth. All remedies afforded to Employee, by reason of this Guaranty and the agreement, are separate and




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cumulative remedies, and no one of such remedies, whether exercised by Employee or not, shall be deemed an exclusion of any other remedies available to Employee at law or in equity, by statute, under the agreement, or otherwise, and shall in no way limit or prejudice any such other remedies which Employee may have;

     5. Guarantor waives any defense arising by virtue of any disability, insolvency, lack of authority or power, death, insanity, incompetence, minority, liquidation or dissolution of Management, even though rendering the actions thereof or instruments executed thereby void, unenforceable or otherwise uncollectible, it being agreed that Guarantor shall remain liable hereunder, regardless of the above;

     6. This Guaranty shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees;

     7. If any provision of this Guaranty or the application thereof to any person or circumstances shall for any reason and to any extent be invalid or unenforceable, neither the remainder of this Guaranty nor the application of such provisions to any other person or circumstance shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law; and

     8. In the event that Employee has to retain an attorney or go into court in any suit or proceeding to collect under the terms of this Guaranty, Guarantor shall pay on demand and be liable for all costs and expenses including reasonable attorneys' fees thereby incurred.

     IN WITNESS WHEREOF, the parties hereto have executed this Guaranty as of the date first above written.

                                        PILLOWTEX CORPORATION


                                        -------------------------
                                        Charles M. Hansen, Jr.
                                        Chairman of the Board and
                                        Chief Executive Officer


                                        EMPLOYEE


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